Exhibit 17

Schedule of Transactions

Name	Date	Nature of Transaction	Amount of Shares	Weighted Average Price per Share
Gregory A. Carlin	8/20/2024	Sale	104,156	$9.48	[1]
Gregory A. Carlin	8/21/2024	Sale	110,385	$9.50	[2]
Gregory A. Carlin	8/22/2024	Sale	67,364	$9.24	[3]
Gregory A. Carlin	8/23/2024	Sale	165,000	$9.36	[4]
Gregory A. Carlin	8/26/2024	Sale	60,000	$9.21	[5]
Gregory A. Carlin	8/27/2024	Sale	63,821	$9.13	[6]
Gregory A. Carlin	8/28/2024	Sale	2,542	$9.04	[7]
Gregory A. Carlin	8/29/2024	Sale	10,000	$9.10	[8]
Gregory A. Carlin	9/3/2024	Sale	4,180	$9.20	[9]
Gregory A. Carlin	9/4/2024	Sale	131,794	$9.26	[10]
Gregory A. Carlin	9/5/2024	Sale	80,176	$9.09	[11]
Gregory A. Carlin	9/9/2024	Sale	96,727	$9.42	[12]
Gregory A. Carlin	9/10/2024	Sale	48,080	$9.34	[13]
Gregory A. Carlin	9/11/2024	Sale	114,788	$9.45	[14]
Gregory A. Carlin	9/13/2024	Sale	83,621	$10.24	[15]
Gregory A. Carlin	9/17/2024	Sale	53,942	$10.14	[16]
Gregory A. Carlin	9/18/2024	Sale	132,261	$10.32	[17]
Gregory A. Carlin	9/19/2024	Sale	99,912	$10.62	[18]
Gregory A. Carlin	9/23/2024	Sale	22,204	$10.43	[19]
Gregory A. Carlin	9/24/2024	Sale	69,152	$10.59	[20]
Gregory A. Carlin	9/25/2024	Sale	51,422	$10.69	[21]
Gregory A. Carlin	9/26/2024	Sale	155,744	$10.72	[22]
Gregory A. Carlin	9/27/2024	Sale	28,824	$10.81	[23]
Gregory A. Carlin	9/30/2024	Sale	2,700	$10.91	[24]
Gregory A. Carlin	10/3/2024	Sale	18,657	$10.46	[25]
Gregory A. Carlin	10/4/2024	Sale	109,461	$10.66	[26]
Gregory A. Carlin	10/7/2024	Sale	17,367	$10.58	[27]
Gregory A. Carlin	10/8/2024	Sale	156,598	$10.79	[28]
Gregory A. Carlin	10/9/2024	Sale	24,058	$11.11	[29]
Gregory A. Carlin	10/10/2024	Sale	200,000	$10.90	[30]

1      The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.34 to $9.74. The Reporting Persons undertake to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission upon request, full information about the number of shares sold at each separate price within the ranges set forth in footnotes (1) through (30) herein.

2      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.37 to $9.59.

3      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.03 to $9.49.

4      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.08 to $9.47.

5      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.10 to $9.31.

6      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.06 to $9.27.

7      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.00 to $9.10.

8      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.10 to $9.10.

9      This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.20 to 9.22.

10    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.02 to $9.42.

11    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.00 to $9.31

12    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.36 to $9.53.

13    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.27 to $9.41.

14    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.22 to $9.55.

15    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.10 to $10.35.

16    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.04 to $10.20.

17    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.16 to $10.48.

18    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.50 to $10.74.

19    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.40 to $10.46.

20    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.54 to $10.63.

21    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.61 to $10.76.

22    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.60 to $10.77.

23    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.80 to $10.85.

24    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.90 to $10.93.

25    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.39 to $10.55.

26    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.50 to $10.78.

27    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.50 to $10.64.

28    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.53 to $10.98.

29    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.00 to $11.20.

30    This is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.79 to $10.97.